Exhibit 10.4

FORM OF
LETTER AGREEMENT
FOR AWARD UNDER
AMCOL INTERNATIONAL CORPORATION
2010 CASH INCENTIVE PLAN

< DATE >

< First Name, MI, Last Name >

Dear < First Name >:

Congratulations! At a recent meeting, the Compensation Committee of AMCOL International Corporation’s Board of Directors (the “Committee”) granted you an award under AMCOL’s 2010 Cash Incentive Plan (the “Plan”). This letter (the “Letter”) sets forth the terms and conditions of that award (the “Award”). The Award is also subject to the provisions of the Plan, a copy of which is attached hereto. Any capitalized term used in this Letter and not defined shall have the meaning set forth in the Plan.

In general, the amount of your Award is expressed as a Target Bonus, which is the amount you may earn if the Performance Goals specified in this Letter are achieved at the 100% level and the Committee does not determine to reduce or eliminate your Award. The amount payable under your Award may be more or less than your Target Bonus, depending on the level of performance achieved and the Committee’s discretion to award a lesser amount; but in no event will your Award exceed the Maximum Bonus. The Committee’s determination of the level of achievement of the Performance Goals, and the ultimate amount of the Award, shall be final and binding on you.

1.           Threshold, Target and Maximum Bonus.

The Threshold Bonus, Target Bonus and Maximum Bonus are set forth on Schedule A hereto.

2.           Performance Period.

The “Performance Period” for this Award is set forth on Schedule A hereto.

3.           Performance Goals.

The “Performance Goals” with respect to this Award are described on Schedule A hereto. Payouts are interpolated for performance falling in between established Performance Goals.

4.           Payment of Award.

Unless properly deferred under the terms of the Plan, your Award, in the amount determined by the Committee, will generally be paid as soon as practicable following the completion of the Performance Period and the Committee’s determination and certification of the amount payable. AMCOL may withhold from any Award amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law. Please note that under Section 3.4 of the Plan, the Committee has the discretion to reduce or eliminate an Award under the Plan for any reason.

If you have additional questions about this award, please contact Oksana Waters at 847-851-1664 (oksana.waters@amcol.com) or Ed McCann at 847-851-1658 (ed.mccann@amcol.com).

Sincerely,

Larry Washow
President & CEO